UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

ALLIANCE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-49976	46-0488111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14200 Park Meadow Drive #200

Chantilly, Virginia 20151

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (703) 814-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 28, 2011, Alliance Bankshares Corporation (“Alliance”), Alliance Bank Corporation (“Alliance Bank”) and Eagle Bancorp, Inc. (“Eagle”) mutually agreed to terminate the Agreement of Merger, dated as of July 27, 2011 (the “Merger Agreement”), by and among Eagle, Alliance and Alliance Bank. The termination is pursuant to Section 8.1(a) of the Merger Agreement, which permits the parties to mutually consent to terminate the Merger Agreement at any time prior to the effective time of the merger.

Subsequent to the execution of the Merger Agreement, Eagle and Alliance developed irreconcilable differences of opinion regarding a number of matters related to the merger and Merger Agreement. Accordingly, the boards of Alliance and Eagle felt it was in the best interests of their respective shareholders to terminate the Merger Agreement.

In connection with the termination of the Merger Agreement, Alliance, Alliance Bank and Eagle entered into a Merger Termination Agreement, dated November 28, 2011 (the “Termination Agreement”). The Termination Agreement provides, among other things, that neither party will incur any termination fee or penalty in connection with termination of the Merger Agreement, including in connection with any solicitation or consummation by Alliance of a transaction with any third party. In addition, the Termination Agreement provides for mutual releases by the parties from any claims of liability to one another relating to the Merger Agreement or the transactions contemplated thereby and that each party shall be solely responsible for its own expenses and costs incurred in connection with the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, which is attached hereto as Exhibit 10.16 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

See Item 1.01 above for a description of the termination of the Merger Agreement, which description is incorporated by reference herein. A description of the terms of the Merger Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by Alliance with the Securities and Exchange Commission on July 29, 2011, which description is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

A copy of the joint press release, dated November 28, 2011, by Alliance and Eagle with respect to the termination of the Merger Agreement and entry into the Termination Agreement is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.16	Merger Termination Agreement, dated November 28, 2011, among Alliance Bankshares Corporation, Alliance Bank Corporation, Eagle Bancorp, Inc. and EagleBank

99.1	Joint Press Release, dated November 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation
(Registrant)

By:	/s/ William E. Doyle, Jr.
William E. Doyle, Jr. President and Chief Executive Officer

Date: November 29, 2011